EXHIBIT 99.1

VIGGLE TO PRESENT AT CRAIG-HALLUM’S 3rd ANNUAL ALPHA SELECT CONFERENCE

NEW YORK, NY--(September 26, 2012) - Viggle(SM) (VGGL), the loyalty program for TV, announced today that John Small, Chief Financial Officer, will be presenting at the Craig-Hallum 3rd Annual Alpha Select Conference. Mr. Small will be speaking about Viggle on Thursday, September 27, 2012 at 8:00am ET.

The conference is taking place at Sentry Centers, 730 Third Avenue, in New York City. For more information about the conference, please visit the Craig-Hallum Capital Group website at: www.craighallum.com.

The webcast of the presentation will be available at http://wsw.com/webcast/ch2/vggl/.

About Viggle™
Viggle is a loyalty program for television that gives people real rewards for checking into the television shows they are watching. Available for Android, Apple iPhone®, iPad® and iPod touch®, Viggle automatically identifies the television shows its users are watching and awards them points when they check-in. Viggle users can redeem their points in the app’s rewards catalogue for items such as movie tickets, music, gift cards or they can convert them into charitable donations. For more information, visit http://www.viggle.com, follow us on Twitter @Viggle or like us on Facebook. MyGuy fans can follow us at @MyGuy.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. All information provided in this press release is as of September 26, 2012. Except as required by law, Viggle Inc. undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Press Contact:

Talia Andrews Rankin

tandrews@shiftcomm.com

Tel: 646-756-3716

Investor Relations:

John Small

CFO

Viggle Inc.

John@viggle.com

Tel: 212-231-0092